    As filed with the Securities and ExchangeCommission on April 20, 1998.

                                                     Registration No. 33-
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                JUST TOYS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                   13-3677074
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                             20 Livingstone Avenue
                          Dobbs Ferry, New York 10522
              (Address of Principal Executive Offices) (Zip Code)

                             AMENDED AND RESTATED
                                1992 INCENTIVE
                                      AND
                        NON-QUALIFIED STOCK OPTION PLAN
                           (Full title of the plan)

                                 Barry Shapiro
                            Chief Executive Officer
                                Just Toys, Inc.
                             20 Livingstone Avenue
                          Dobbs Ferry, New York 10522
                    (Name and Address of Agent for Service)
                                (914) 674-8697
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                               Paul Lucido, Esq.
                             Shack & Siegel, P.C.
                               530 Fifth Avenue
                           New York, New York 10036

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum
     Title of Securities           Amount to be           Offering Price Per             Proposed Maximum              Amount of
      to be Registered              Registered                  Share*               Aggregate Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
        Common Stock,
  par value $.01 per share            400,000                   $.84375                      $337,500                  $99.57
------------------------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) on the basis of the average of the high and low prices reported on the Nasdaq National Market for the Registrant's Common Stock on April 14, 1998.

   If any of the securities being registered pursuant to this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

                               EXPLANATORY NOTE

                     REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Registration No. 33-69812 (the "Registration Statement") are hereby incorporated herein by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement.

Item 8.  Exhibits

Exhibit Number                     Description
--------------                     -----------
      4                            Amended and Restated 1992 Incentive and
                                   Non-qualified Stock Option Plan,
                                   incorporated herein by reference to Exhibit
                                   10.13 of the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 1996.

      5 Opinion of Shack & Siegel, P.C. with respect to the legality of the shares of Common Stock being registered hereby.

      23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5).

      23.2                         Consent of Ernst & Young LLP.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 17th day of April, 1998.

                                              JUST TOYS, INC.,
                                              Registrant


                                              By:  /s/ Barry Shapiro
                                                   ----------------------------
                                                   Barry Shapiro,
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Name                                          Title                                  Date
        ----                                          -----                                  ----
/s/ Morton J. Levy                              Chairman of the Board                   April 17, 1998
----------------------------------------
Morton J. Levy

/s/ Barry Shapiro                               President and Chief                     April 17, 1998
----------------------------------------        Executive Officer,
Barry Shapiro                                   Director


/s/ David Schwartz                              Chief Financial Officer,                April 17, 1998
----------------------------------------        Treasurer and Principal
David Schwartz                                  Accounting Officer


/s/ Howard Kaufman                              Director                                April 17, 1998
----------------------------------------
Howard Kaufman

/s/ Roger Gimbel                                Director                                April 17, 1998
----------------------------------------
Roger Gimbel

/s/Donald D. Shack                              Director                                April 17, 1998
----------------------------------------
Donald D. Shack

/s/ Irwin Naitove                               Director                                April 17, 1998
----------------------------------------
Irwin Naitove

/s/ Charmaine Jefferson                         Director                                April 17, 1998
----------------------------------------
Charmaine Jefferson

                                      3